UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2014

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor
Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Director Resignation

On September 10, 2014, Mr. Gregory B. Penner notified Hyatt Hotels Corporation (the “Company” or “Hyatt”) that he is resigning as a member of the Board of Directors (the “Board”) of the Company and all other positions he holds as a member of any committee of the Board effective September 11, 2014, in light of his other professional responsibilities. Mr. Penner’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Following Mr. Penner’s resignation, the total number of directors constituting the entire Board has been decreased from thirteen (13) to twelve (12). The Class III directors will be decreased from five (5) to four (4) directors and the Class I and Class II directors will remain unchanged at four (4) directors each.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 11, 2014, the Board, acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board, amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately.

Article IV, Section 4.1(b) of the Bylaws has been amended to provide that any three directors may call special meetings of the Board.

Article XIV, Section 14.1 has been added to the Bylaws to provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, if the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for the following actions: (i) any derivative action or proceeding brought by or in the name of the Company; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action arising pursuant to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws (as either may be amended from time to time); and (iv) any action asserting a claim against the Company governed by the internal affairs doctrine.

The foregoing description is qualified in its entirety by the Bylaws which are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.2	Amended and Restated Bylaws of Hyatt Hotels Corporation, adopted on September 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: September 11, 2014	By:	/s/ Rena Hozore Reiss
Rena Hozore Reiss
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

3.2	Amended and Restated Bylaws of Hyatt Hotels Corporation, adopted on September 11, 2014

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